EXHIBIT 10.1.3
SEVENTH AMENDMENT TO THE
KAYDON CORPORATION
EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN
     This Amendment, made this 21st day of December, 2006, by Kaydon Corporation (“Employer”).
W I T N E S S E T H:
          WHEREAS, the Employer amended and restated the Kaydon Corporation Employee Stock Ownership and Thrift Plan (“plan”) on February 19, 2002, effective January 1, 1997, and has since amended the plan by the instruments dated March 21, 2003, August 11, 2003, December 13, 2003, August 3, 2004, November 1, 2004, and December 21, 2005; and
          WHEREAS, the plan must be amended to reflect the final regulations under Code Sections 401(k) and 401(m); and
          WHEREAS, this Amendment is intended as good faith compliance with the requirements of Code Sections 401(k) and 401(m) and is to be construed in accordance with the guidance issued thereunder; and
          WHEREAS, Section 10.1 empowers the Employer to amend the plan;
          NOW, THEREFORE, effective the first day of the Plan Year beginning on or after January 1, 2006, the Employer amends the plan as follows:
     1. Section 5.10 is amended to read:
5.10 Additional 401(k) and 401(m) Rules.
     The following additional rules apply to the contributions subject to the Elective Deferral, ADP and ACP Limits:
     (a) Deadline for Inclusion in Tests. To be included for testing compliance with the ADP Limit or the ACP Limit for a Plan Year, contributions must be allocated to the participant’s accounts as of a date during the Plan Year and must be paid to the trust by the end of the 12-month period following the end of the Plan Year within which the contribution is to be allocated. Employer Contributions must be made no later than the date specified under Regulations Section 1.415-6(b)(7)(ii) to be included as Annual Additions for a Limitation Year.

     (b) Plan Aggregation Rules.
          (i) HCE Required Aggregation. Unless prohibited by the Regulations, if the same Highly Compensated Employee is eligible to participate in two or more plans of the Employer or a Related Employer, the plans shall be treated as a single plan for determining the Highly Compensated Employee’s Deferral Percentage and Contribution Percentage. If the plans have different plan years, the Deferral Percentage and Contribution Percentage shall be determined by aggregating the compensation and applicable contributions for the Highly Compensated Employee made within the plan year of the plan being tested.
          (ii) Required Aggregation. If this plan and any other qualified retirement plan of the Employer or a Related Employer are required to be treated as a single plan for compliance with Code Section 410(b) (other than Code Section 410(b)(2)(A)(ii)), compliance with the ADP and ACP Limits shall be determined as if the plans were a single plan.
          (iii) Permissive Aggregation. If this plan and any other qualified retirement plan of the Employer or a Related Employer are treated as a single plan when permitted but not required by Code Section 410(b) and Regulations, the aggregated plans must comply with the ADP and ACP Limits and must also meet the requirements of Code Sections 401(a)(4) and 410(b) as if the plans were a single plan. Plans may be aggregated permissively only if they have the same plan year and use the same testing method to determine compliance with the ADP and ACP Limits.
          (iv) Prohibited Aggregation. Plans that may be aggregated under Code Section 410(b) but are not actually aggregated for a Plan Year for purposes of Code Section 410(b) (other than Code Section 410(b)(2)(A)(ii)) may not be aggregated for purposes of compliance with the ADP and ACP Limits.
          (v) Disaggregation. If this plan is treated as being comprised of two or more separate plans under Regulations Section 1.410(b)-7(c), each separate plan must comply with Code Sections 410(b) and 401(a)(4) other than to determine compliance with the ADP and ACP Limits if the separate plans are permitted to be aggregated for that purpose under Regulations Section 1.401(k) – 1(b)(4)(v) and 1.401(m) – 1(b)(4)(v). If this plan is disaggregated into separate plans that are not combined for purposes of determining compliance with the ADP and ACP Limits, a different testing method may apply to each separate plan.
          (vi) Permissive Disaggregation of Otherwise Excludable Employees. If Code Section 410(b) is applied separately to participants who have satisfied the minimum age and service requirements of Code Section 410(a)(1)(A) for a Plan Year, compliance with the ADP and ACP Limits shall be determined separately for all eligible participants who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible participants who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A) unless the Employer has elected to disregard the Deferral Percentages and Contribution

Percentages of all non-Highly Compensated Employees who have not met such minimum age and service requirements in determining the ADP and ACP for that Plan Year.
     (c) Testing Methods. The ADP Limit may be determined under the prior year testing method or the current year testing method without regard to whether the current year testing method or prior year testing method is used to determine the ACP Limit. If the testing methods are not consistent for a Plan Year, Qualified Matching Contributions may not be treated as Elective Contributions for determining compliance with the ADP Limit and Elective Contributions may not be treated as Matching Contributions for determining compliance with the ACP Limit.
     (d) Plan Coverage Changes. If the ADP Limit or ACP Limit is determined under the prior year testing method and a plan coverage change occurs during a Plan Year, then the ADP and ACP for all participants who were not Highly Compensated Employees for the preceding Plan Year is the weighted average of the ADPs and ACPs for all subgroups in the preceding Plan Year.
          (i) Definition. A plan coverage change means a change in the group or groups of eligible Employees under this plan on account of (A) the establishment or amendment of a plan, (B) a merger or spinoff under Code Section 414(l), (C) a change in the way plans, within the meaning of Regulations Section 1.410(b) — 7(b), are permissively aggregated or mandatorily disaggregated, (D) a reclassification of a substantial group of employees that has the same effect as amending the plan, or (E) a combination of any of the above.
          (ii) Subgroup. A subgroup means all non-Highly Compensated Employees who were participants in the preceding Plan Year plus those Employees who would have been eligible to participate had the plan coverage change occurred in the preceding Plan Year.
          (iii) Weighted Average. The weighted average of the ADPs and ACPs is the sum of the adjusted ADPs and ACPs for all subgroups in the preceding Plan Year. The adjusted ADP or ACP for a subgroup is the non-Highly Compensated Employee’s ADP or ACP for the preceding Plan Year multiplied by a fraction. The numerator of the fraction is the number of non-Highly Compensated Employees in the subgroup and the denominator is the total number of non-Highly Compensated Employees in all subgroups.
          (iv) Optional Rule for Minor Plan Coverage Changes. If a plan coverage change occurs, and at least 90% of the total number of non-Highly Compensated Employees in all subgroups are from a single subgroup, then the Employer may elect to use the non-Highly Compensated Employee’s ADP and ACP for the preceding Plan Year instead of the weighted average.
     (e) Correction of Excess Contributions and Excess Aggregate Contributions.

          (i) Determination of Amount. The amount of Excess Contributions and Excess Aggregate Contributions shall be determined by reducing the Deferral Percentages or Contribution Percentages of Highly Compensated Employees, beginning with those at the highest Deferral Percentage or Contribution Percentage, to the next lower Deferral Percentage or Contribution Percentage level for Highly Compensated Employees or, if greater, a percentage that results in compliance with the ADP Limit or ACP Limit. If further reduction is required to satisfy the ADP Limit or ACP Limit, the amount of correction shall be determined by continuing the process until the ADP Limit or ACP Limit is not exceeded. The amount by which the Deferral Percentage or Contribution Percentage is reduced for each affected Highly Compensated Employee shall be expressed as a dollar amount and combined to determine the total amount of Excess Contributions and Excess Aggregate Contributions for the Plan Year.
          (ii) Order of Correction. Excess Contributions and Excess Aggregate Contributions shall be corrected by allocating the excess amounts determined under (i) above to the Highly Compensated Employees on the basis of the amount of ADP or ACP Contributions taken into account in determining the Deferral Percentages or Contribution Percentages of the Highly Compensated Employees for the Plan Year. The ADP or ACP Contributions of the Highly Compensated Employee with the highest dollar amount of ADP or ACP Contributions shall be reduced until the amount of the Highly Compensated Employee’s ADP or ACP Contributions equals the ADP or ACP Contributions of the Highly Compensated Employee with the next highest dollar amount of ADP or ACP Contributions or, if greater, until the total amount of the excess has been allocated. The process shall be continued until the total Excess Contributions or Excess Aggregate Contributions have been allocated. The amount by which the ADP or ACP Contributions are reduced shall be deducted from each affected Highly Compensated Employee as specified in Sections 5.9 and 5.5. After the deductions have been made, the ADP Limit or ACP Limit is treated as being satisfied regardless of whether the ADP Limit or ACP Limit is actually satisfied, if recalculated.
          (iii) Multiple Plans Limit. For purposes of determining which Highly Compensated Employees are allocated a share of the Excess Contributions or Excess Aggregate Contributions under (ii) above, the amount of ADP or ACP Contributions for a Highly Compensated Employee participating in more than one plan of the Employer or a Related Employer is determined by aggregating all of the Highly Compensated Employee’s contributions in accordance with (b)(i) above. However, the amount of Excess Contributions or Excess Aggregate Contributions apportioned to the Highly Compensated Employee may not exceed the amount of ADP or ACP Contributions actually contributed to this plan for the Plan Year.
     (f) Attributable Income or Loss. Any deduction from a participant’s account to correct or in conjunction with correction of an Excess Deferral, Excess Contribution, or Excess Aggregate Contribution shall include the attributable income or loss for the applicable period. The applicable period for an Excess Deferral is the calendar year. The applicable period for an Excess Contribution or Excess Aggregate Contribution is the Plan Year. Attributable income or loss for the period between the last day of the applicable period and the date of distribution shall also be included if the participant’s account would have been credited with any income or loss during that period if the participant’s total account had been distributed.
          (i) Method of Determination. The Employer may determine the attributable income or loss for the applicable period and for the period between the last day of the applicable period and the date of distribution using any reasonable method that does not result in discrimination under Code Section 401(a)(4). The method must be used consistently for all participants and for all corrective distributions for the Plan Year and must be the method used for allocating earnings or losses to the participants’ accounts for that year. The computation of attributable income or loss must be determined as of a date that is no more than seven days before the date of distribution.
          (ii) Alternative Method of Determination. If the attributable income or loss is not determined under (i) above, the income or loss shall be determined by multiplying the income or loss attributable to the account from which the correcting deduction is made for the applicable period for which the excess is determined by a fraction. The numerator of the fraction is the excess amount. The denominator is the balance in the account as of the first day of the applicable period, plus contributions allocated as of the last day of the period.
               In addition, income credited for the period between the last day of the applicable period and the date of distribution shall be equal to 10% of the income determined under the preceding paragraph multiplied by the number of full months between the last day of the applicable period and the date of distribution. A month shall be considered a full month if the payment is made after the 15th day of that month.
     (g) Ordering of Excess Amounts. Excess Deferrals shall be determined and corrected before Excess Contributions, and Excess Contributions shall be determined and corrected before Excess Aggregate Contributions.
     (h) Allocation of Correction Among Multiple Plans. If the Employer maintains another plan that must be aggregated with this plan for testing compliance with the ADP or ACP Limits, the Employer shall specify the plan from which corrections are to be made.
     (i) Deadline for Correction. To correct an Excess Contribution or Excess Aggregate Contribution, a distribution or forfeiture shall be made not later than the last day of the Plan Year after the Plan Year for which the excess was contributed.
     (j) Taxation of Distribution.
          (i) Excess Deferral. The Excess Deferral is included in the participant’s income for the calendar year for which contributed. The attributable income or loss is included for the calendar year of distribution.
          (ii) Excess Contributions/Excess Aggregate Contributions. If made within the two-and-one-half-month period after the end of the Plan Year for which the excess was contributed, an amount distributed to correct an Excess Contribution or Excess Aggregate Contribution shall be included in the participant’s income on the earliest dates any Elective Deferrals by the participant during the Plan Year would have been received by the Participant had the participant originally elected to receive the amounts in cash. A later distribution to correct an Excess Contribution or Excess Aggregate Contribution shall be included in the participant’s income for the calendar year in which it is distributed.
               Notwithstanding the preceding paragraph, if the total amount distributed to correct an Excess Contribution or Excess Aggregate Contribution is less than $100 (excluding attributable income or loss), the distribution shall be included in the participant’s income for the calendar year in which the distribution is made.
     (k) Consent. A distribution to correct an Excess Deferral, Excess Contribution, or Excess Aggregate Contribution may be made without regard to the notice and consent requirements of Article 7 and Code Sections 411(a)(11) and 417.
     (l) Penalties. Distribution of an Excess Deferral, an Excess Contribution, or an Excess Aggregate Contribution does not subject the participant to the 10% penalty on an early withdrawal under Code Section 72(t). The Employer shall be liable for a 10% excise tax under Code Section 4979 on the Excess Contributions or Excess Aggregate Contributions distributed or forfeited after the two-and-one-half-month period following the end of the Plan Year for which they were contributed.
     (m) Calendar Year/Taxable Year. The term calendar year with reference to an individual means the taxable year for any individual whose taxable year is not the calendar year.
     2. Section 6.6(c) is amended to read:
     All Nonvested Accounts are permanently forfeited as of the end of the Plan Year during which the participant incurs his or her fifth consecutive Break in Service, receives a distribution of the entire vested Account Balance, or dies after terminating employment.
     3. Section 6.6(d)(ii) is amended to read:
          The entire distribution received from the Vested Account is repaid not later than the date the participant incurs his or her fifth Break in Service.

     4. Section 7.1(e) is amended to read:
     (e) Plan Termination; Partial Termination. Termination of this Plan with respect to all participants or partial termination with respect to participants affected by the partial termination.
          Notwithstanding the above, a participant’s Elective Account and Qualifying Account may not be distributed after plan termination if the Employer or Related Employer maintains an alternative defined contribution plan as described in Regulations under Code Section 401(k) other than an employee stock ownership plan as defined in Code Sections 4975(e)(7) or 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f).
     5. Sections 7.2(a) and (b) are amended to read:
     (a) Immediate and Heavy Financial Need. The request must establish an unusual financial burden due to immediate and heavy financial needs. Only the purchase of, but not mortgage or other regular payments for, a principal residence for the participant; tuition and related educational costs for the next 12 months of postsecondary education for the participant, participant’s spouse, children, or dependents; medical expenses previously incurred or necessary to obtain medical care of the type deductible under Code Section 213(d) for the participant, participant’s spouse, or dependents; prevention of eviction from, or foreclosure (or forfeiture) of the mortgage, land contract, or other security interest on the participant’s principal residence; effective January 1, 2007, burial or funeral expenses for the participant’s parents, participant’s spouse, children or dependents; effective January 1, 2007, expenses for the repair of damage to the participant’s principal residence that are of the type deductible under Code Section 165; other similar matters approved by the Committee in a uniform and non-discriminatory manner and memorialized in rules and regulations of Plan Administration in Appendix H to this Plan; or other conditions specified by the Commissioner of Internal Revenue in official pronouncements are immediate and heavy financial needs for purposes of this plan.
     (b) Other Resources. The amount needed to meet the immediate and heavy financial need must not be reasonably available from other resources of the participant. A participant shall be deemed to have no other available resources if the participant has received all distributions (including distributions of ESOP dividends under Code Section 404(k)) and loans payable without termination of employment from this plan and all other plans maintained by the Employer; and (ii) the participant suspends Elective Deferrals and after-tax employee contributions under this plan and all other plans maintained by the Employer for a period of at least 6 months after the withdrawal. For purposes of applying this paragraph, the Plan Administrator shall consider all qualified and nonqualified plans maintained by the Employer including stock option, stock purchase, and similar plans, and including a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125 (but not the cafeteria plan itself), but excluding other health and welfare benefit plans.
          Except as herein amended, the Employer ratifies the plan and trust.
          IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by a proper officer the day and year first above written.

KAYDON CORPORATION

By	/s/ Brian P. Campbell

	Its	President

And	/s/ John F. Brocci

	Its	Secretary